Exhibit 10.27

LABOUR CONTRACT

Yuhe International, Inc. (hereinafter referred to as “Party A”) and Han Chenxiang (hereinafter referred to as “Party B”) agree to enter into this labor contract. Based on equality and friendly negotiation, Party A and Party B agree on the following items in accordance with the Labor Laws of the People’s Republic of China (“PRC”):

I. Term

The term of this contract is eight years, from June 13, 2008 to to be inserted, with the first    3 months being a probation period.

II. Scope of Employment

1, Party B agrees to take the position of Chief Production Officer in Party A in accordance with Party A’s need.
2, Party B should accomplish the regular work and other tasks.
3, Within the terms of this contract, Party A is entitled to transfer Party B’s working position in accordance with Party A’s need and Party B’s competence(specialty and ability) and performance.

III. Working Hours, Leave & Holidays

1, Working Hours
1.1, Party B shall work 8 hours per day, overall 5 days per week.
1.2, Party A shall apply the comprehensive-working-hours method, and the overall working hours per week shall not exceed 40 hours.
In the event that Party A requires Party B to work overtime in accordance with Party A’s needs, Party B shall comply with the arrangement. The overtime working hours and compensations for them will be executed in conformance with relevant government laws and regulations.

2, Party B is entitled to PRC statutory holidays, and leave for maternity, marriage, mourning with pay in accordance with relevant government laws and regulations.

IV. Training, Working Conditions and Labor Protection

1, Party B should take part in training about safety in production, laws, and corporate bylaws, arranged by Party A conforming to relevant government laws and regulations.
2, Party A shall provide Party B with a safe working site in accordance with governmental standards, to ensure Party B’s safety and health.

3, Party A shall provide Party B with safe, healthy working conditions and safety protective equipment conforming to the relevant provisions of the state.

V. Salary, Insurance & Welfare

1, Salary

1.1, Party A shall apply wage grading system according to relevant provisions of the state; and decide Party B’s monthly salary before taxation according to his/her position. Party B will receive a salary of US$17,142 per annum.

1.2, Party A may provide a raise for Party B according to Party A ‘s operating results and Party B’s performance.

2, Insurance & Welfare

2.1, During the term of employment, Party A shall cover endowment, medical, unemployment insurance, and other social insurance for Party B in accordance with provisions of the state and local government.
2.2, Party A shall provide Party B with welfare equipments.
2.3, In the event Party B has been sick and obtained permissions from Appointed hospitals, Party B is entitled to sick leave with pay in certain periods, and salary during such leave shall follow government and Party A’s regulations.

VI .Labor Disciplines

Party A and Party B shall comply with laws, regulations and policies of the state. Party B shall comply with the working disciplines and regulation, and will not disclose or use the confidential information of Party A to pursue illegal interests for him/her, other entities, or for and personal interests.

VII. Revocation

1, Party A may revoke this contract, if:
1.1, Party B proves unqualified for the job during the probation period;
1.2, Party B seriously violates the labor disciplines or bylaws of Party A;
1.3, Party B causes great loss to Party A due to serious dereliction of duties or malpractice for selfish ends;
1.4, Party B will be held accountable for criminal activities in accordance with law;

2,If any of the following circumstances exist, Party A may revoke this contract upon 30 days notice:
2.1,Party B is unable to take up his or her original jobs nor any kinds of new jobs specified by Party A after completion of medical treatment for their illnesses or injuries not suffered during work;

2.2,Party B is incompetent in his or her job and remains so even after training or reassignment;
2.3, No agreements on an alteration of employment contracts can be reached through consultation between and by the two parties involved when major changes taking place in the objective conditions serving as the basis of the conclusion of these contracts prevent them being implemented;

3, Party B, when planning to revoke this contract, should provide a written notice to Party A in 30 days in advance.

4, If any of the following circumstances exist, Party B can, at any time revoke this contract:

4.1, During the probation period, as agreed by the two parties, Party B continues to work at the original position for one week and deal with the transference of the job, with Party A continue to be responsible for the employment contract;
4.2, Failure on the part of Party A to provide Party B the compensation or working conditions as agreed upon in this contract;
4.3, If Party B is forced to work by Party A through means of violence, threat or deprival of personal freedom in violation of law.

5, The Contract can be revoked by both parties through friendly negotiation.

6, If any of the following circumstance occurs, Party A shall not revoke this contract in accordance with the provisions of Section VII.2:
6.1, Party B is confirmed to have totally or partially lost his or her labor ability due to occupational diseases or work-related injuries;
6.2, Party B is receiving treatment for his or her diseases or injuries during the prescribed period of time;
6.3, Party B is a female employee during her pregnancy, puerperal, or nursing periods;
6.4, Others cases stipulated by laws and administrative decrees.
7, Indemnification to Party B due to the Revocation or Termination of this Contract:
7.1, Party A should complete the dismissal procedures at appointed institutions within the required period.
7.2, At the termination of this contract, Party B shall be compensated according to the regulations of Labor Contract Article, if applicable.

VIII. Conventional Provisions

1, Should Party B receive training financed by Party A, or accept other materials provided by Party A, the required terms should be renewed in another contract.
2,
3,

IX. Responsibility for Violations of this Contract

1, In the event that either Party breaches any provision of the Contract that results in the other party’s incurring economic losses, the Party in breach shall be liable to compensate the other party for the corresponding economic losses.

2, The Party in breach shall be liable for the responsibility.

X. Settlement of Disputes

Any disputes arising from the execution of the contract shall be settled through friendly consultations between both parties. In the case that no settlement can be reached through consultations, either party may submit the dispute directly to a competent labor Arbitration Commission for arbitration within 60 days after the date of dispute; If no settlement is arrived through arbitration, either party may submit the dispute directly to the courts in Party A’s location within 15 days after the date of arbitration.

XI. Others

1, This contract shall come into effect after signature by both parties. This contract is made in two original copies, which have the same legal effectiveness, with one copy to be held by each party

2, The revision and explanation of this contract should comply with mutual consents.

Any issues shall be settled in accordance with the laws, statutory regulations or policies should any disagreement occur between any part of this contract and the existing laws, statutory regulations or policies.

Party A:

Signature:	Yuhe International, Inc.

Date: June 13, 2008

Party B:

Signature:	Han Chengxiang

Date: June 13, 2008